CSFB 2004-AR6 - Group 8B FICO Strat

Credit		Total
Score	No of	Scheduled					Orig.
	Loans	Balance	%	Avg. Balance	WAC	FICO	LTV
Unavailable	6	1,734,219.87	0.60	289,036.65	5.538	0	77.07
576 - 600	2	687,268.30	0.20	343,634.15	7.188	591	80.00
601 - 625	25	6,487,501.42	2.20	259,500.06	6.296	622	81.04
626 - 650	150	40,290,834.34	13.60	268,605.56	6.422	640	79.22
651 - 675	235	66,328,027.39	22.30	282,246.93	6.133	665	79.86
676 - 700	245	64,040,648.98	21.60	261,390.40	6.149	688	80.25
701 - 725	181	48,413,470.83	16.30	267,477.74	6.066	713	80.33
726 - 750	112	31,886,102.98	10.70	284,697.35	6.071	735	79.01
751 - 775	105	27,764,416.89	9.40	264,423.02	6.090	761	80.90
776 - 800	28	8,028,002.10	2.70	286,714.36	6.153	785	80.83
801 - 825	4	1,244,339.38	0.40	311,084.84	5.852	806	80.00
Total:	1,093	296,904,832.49	100.00	271,642.12	6.156	694	79.98

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.